Exhibit 99.1

   AMCOL INTERNATIONAL (NYSE: ACO) REPORTS INCREASE IN NET INCOME FOR THIRD QUARTER 2004 RESULTS, RESTATEMENT OF THIRD QUARTER 2004 FINANCIAL STATEMENTS,
  MATERIAL WEAKNESS IN INTERNAL CONTROLS RESULTING FROM THE RESTATEMENT AND
                  DELAY IN FILING ANNUAL REPORT ON FORM 10-K

     ARLINGTON HEIGHTS, Ill., March 15 /PRNewswire-FirstCall/ -- AMCOL International Corporation (NYSE: ACO) today announced that its net income reported in its third quarter 2004 financial statements was understated due to the failure to recognize expected federal income tax refunds relating to certain deductions and credits and the failure to make certain adjustments to deferred income tax assets and income taxes payable by a wholly-owned Company subsidiary in the United Kingdom. As a result, AMCOL International Corporation (the "Company") will restate its third quarter 2004 financial statements and is revising its previously-released unaudited results for the fourth quarter and year ended December 31, 2004. The Company also reported that it will report a material weakness in its internal control over financial reporting and that it is filing a Form 12b-25 to report the delay in filing its Annual Report on Form 10-K.

     RESTATEMENT OF THIRD QUARTER 2004 FINANCIAL STATEMENTS
     In September 2004, the Company filed amended federal income tax returns for the 1999, 2000, 2001 and 2002 tax years seeking refunds on the basis of changes in certain deductions and credits allowed in those years, partly carried back to 1996. The Company has determined, in consultation with its independent registered public accounting firm, that its failure to recognize the probable refund was incorrect. The Company has determined that the refund of at least $4.0 million is probable and should be recognized as an income tax receivable, although it has also determined that an accrual should be recorded for estimated professional tax accounting fees of $1.2 million ($0.8 million net of taxes) associated with pursuing such refund.

     The Company has also determined that it is necessary to make certain adjustments correcting the deferred income tax assets and income taxes payable by a Company subsidiary in the United Kingdom. These adjustments include an increase in retained earnings by $1.0 million and a reduction of the Company's income tax expense for the quarter ended September 30, 2004 by $1.1 million, which in turn increases the Company's net income for such period by an equal amount.

     Due to the foregoing adjustments, the Company is increasing net income by $4.3 million in the three-month period ended September 30, 2004 (from the $8.3 million originally reported to $12.6 million) and in the nine-month period ended September 30, 2004 (from the $21.1 million originally reported to $25.4 million). This corresponds to an increase of $0.14 in the three-month period ended September 30, 2004 (from the $0.27 per diluted share originally reported to $0.41 per diluted share) and in the nine-month period ended September 30, 2004 (from the $0.69 per diluted share originally reported to $0.83 per diluted share).

     As a result, the Company will file an amended quarterly report on Form 10-Q/A for the quarter ended September 30, 2004 restating its third quarter financial statements. Therefore, the previously-issued financial statements contained in the Company's quarterly report on Form 10-Q, as originally filed on November 8, 2004 and as amended on November 9, 2004, should no longer be relied upon. The Company expects to file such amended quarterly report on Form 10-Q/A no later than March 31, 2005.

     In addition, the amended federal income tax return for the 2000 tax year seeks an additional refund as a result of the Company's failure to deduct certain state taxes paid in connection with the gain realized on the Company's sale of its Chemdal super-absorbent polymer business in 2000. The Company has now determined that it is required to include a prior period adjustment in its third quarter financial statements increasing its retained earnings by $5.6 million to reflect the probable refund resulting from such additional state tax deductions. This adjustment to retained earnings, together with the $1.0 million adjustment to retained earnings resulting from the tax adjustments in the United Kingdom discussed above, increased its third quarter retained earnings from $140.0 million to $146.6 million, and the Company will include the change in its restated third quarter financial statements. In addition, during the review and investigation of the above-referenced matters, the Company has determined that certain other nonmaterial adjustments, reclassifications and revised accounting estimates are appropriate to include in its restated financial statements for the quarter ended September 30, 2004.

     Larry Washow, the Company's president and chief executive officer, commented that "most of the issues relate to tax calculations from the 2000 sale of the superabsorbents business. This was a $650 million transaction generating income taxes in excess of $200 million. We have reviewed the federal and state and international income tax filings and have identified several areas where we believe there are opportunities to recover some of the money that was paid. Additionally, working with outside experts, we also believe that other taxes paid in the past several years can be reduced by using other appropriate methods of calculating the taxes."

     REVISION OF PREVIOUSLY REPORTED FOURTH QUARTER AND YEAR END UNAUDITED FINANCIAL INFORMATION
     The foregoing corrections also require the revision of the Company's unaudited results for the fourth quarter and year ended December 31, 2004, which were previously released in the Company's press release, dated January 18, 2005, titled "AMCOL International Reports 34 Percent Increase in Fourth Quarter Diluted Earnings Per Share From Continuing Operations Over 2003." As a result, these previously released results and the related discussion in the Company's January 18, 2005 press release should no longer be relied upon.

     As revised, net income for 2004 was $31.8 million, or $1.03 per diluted share, compared with $28.9 million or $0.97 per diluted share, for the prior year. Net income for 2003 included $8.9 million of income from discontinued operations, or $0.30 per diluted share. This income resulted from income tax benefits relating to the Company's discontinued U.K. metalcasting business that was sold in 2001. Income from continuing operations for 2004 was $31.8 million, or $1.03 per diluted share, compared with $19.9 million, or $0.67 per diluted share, for the prior year.

     The discussion of revised financial results contained in this release has been prepared by management and represents management's preliminary assessment of the revised results and has not been audited or reviewed by KPMG LLP. Actual revised financial results for the quarter ended September 30, 2004 will be included in the Company's amended quarterly report on Form 10-Q/A for such period. Audited financial results for the year ended December 31, 2004 will be included in the Company's Annual Report on Form 10-K.

     INTERNAL CONTROL AND DELAY IN FILING ANNUAL REPORT
     The Company's management is in the process of assessing the effectiveness of the Company's internal control over financial reporting. The fact that the Company will restate its financial statements as described above is indicative of a material weakness in the Company's internal control over financial reporting. Accordingly, management will report a material weakness in its internal control over financial reporting as of December 31, 2004, with respect to controls over accounting for income taxes, when it completes the assessment required by Section 404 of the Sarbanes-Oxley Act.

     As a result of the time and resources being devoted by the Company's management to the restatement of the Company's financial statements for the quarter ended September 30, 2004, the Company has been unable to devote sufficient resources to timely provide to KPMG LLP all materials necessary to complete the audit of the Company's financial statements financial statements for the year ended December 31, 2004. Although the Company is diligently working with KPMG LLP in the performance of its audit, it recently became clear that the Company will not be able to file its Annual Report on Form 10-K in a timely manner. Accordingly, the Company is filing a Form 12b-25 to report the delay in filing its Annual Report on Form 10-K, which the Company expects to file on or prior to March 31, 2005.

     This release contains certain forward-looking statements regarding the Company's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in the Company's various markets, utilization of the Company's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in the Company's annual report and other reports filed with the Securities and Exchange Commission.

     COMPANY INFORMATION
     AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri- Co Carriers, Inc. and Ameri-Co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is http://www.amcol.com.

SOURCE  AMCOL International Corporation
    -0-                             03/15/2005
    /CONTACT: Jennifer Melsheimer, Investor Relations Manager of AMCOL International Corporation, +1-847-394-8730/
    /Web site:  http://www.amcol.com /